EXHIBIT 10.29.9
Execution Copy

Ditech PLS Advance Trust II,
as Issuer

and

WELLS FARGO BANK, N.A.,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

DITECH FINANCIAL LLC,
as Administrator and as Servicer

and

BARCLAYS BANK PLC,
as Administrative Agent

__________________

SERIES 2019-VF1
INDENTURE SUPPLEMENT

Dated and effective as of February 14, 2019

to

INDENTURE
Dated as of February 9, 2018, and effective as of February 12, 2018

ADVANCE RECEIVABLES BACKED NOTES,
SERIES 2019-VF1

Table of Contents

Section 7. Payments; Note Balance Increases; Early Maturity; Additional Funding

Section 25. Amendments to Base Indenture with Respect to Series 2019-VF1 Notes.29

Schedules
Schedule 1 – Wire Instructions

Exhibits
Exhibit A – Authorized Representatives of the Administrative Agent
Exhibit B – Assumed Transaction Documents

i

THIS SERIES 2019-VF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated and effective as of February 14, 2019 (the “Effective Date”), is made by and among DITECH PLS ADVANCE TRUST II, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), DITECH FINANCIAL LLC (formerly known as Green Tree Servicing LLC), a Delaware limited liability company (“Ditech”), as Administrator on behalf of the Issuer (the “Administrator”) and as Servicer (the “Servicer”) under the Designated Servicing Agreements and BARCLAYS BANK PLC, a public limited company registered in England and Wales (“Barclays”), as Administrative Agent (as defined below). This Indenture Supplement relates to and is executed pursuant to that certain Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of February 9, 2018 and effective as of February 12, 2018, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”), as initial administrative agent, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).
Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.
PRELIMINARY STATEMENT
The Issuer has duly authorized the issuance of a Series of Notes, the Series 2019-VF1 Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the Series 2019-VF1 Notes that are being issued pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.
The Base Indenture as supplemented by this Indenture Supplement shall become effective upon the Effective Date and shall not be effective for any period prior to the Effective Date solely as to Series 2019-VF1 Notes and shall not apply to any other Series issued under the Base Indenture.
Upon the Effective Date hereof and the redemption in full of the Series 2018-VF1 Notes, Credit Suisse shall cease to be “Administrative Agent” for purposes of the Base Indenture and each other Transaction Document (as defined below), and Barclays shall be designated as “Administrative Agent” for all purposes hereunder and under the Base Indenture, the Note Purchase Agreement, the other Transaction Documents and any other agreements incidental thereto.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 1. Creation of Series 2019-VF1 Notes.
Effective as of the Issuance Date, the Series 2019-VF1 Notes, are being issued pursuant to the Base Indenture and this Indenture Supplement, known as “Ditech PLS Advance Trust II 2019-VF1 Advance Receivables Backed Notes, Series 2019-VF1 Notes.” The Series 2019-VF1 Notes are issued in four (4) Classes of Variable Funding Notes: Class A-VF1, Class B-VF1, Class C-VF1, and Class D-VF1 (the “Series 2019-VF1 Variable Funding Notes” or the “Series 2019-VF1 Notes”). The Series 2019-VF1 Notes are not subordinated to any other Series of Notes. The Series 2019-VF1 Notes are being issued with the Initial Note Balances, Maximum VFN Principal Balances, Stated Maturity Date, Revolving Period, Note Interest Rates, Expected Repayment Date and other terms as specified in this Indenture Supplement. The Series 2019-VF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds and shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2019-VF1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.
There are no Cap Agreements, Cap Agreement Accounts, Cap Payment Amounts, Cap Payment Holders, Derivative Agreements, Derivative Accounts, Derivative Counterparties, Note Rating Agencies, Other Advance Rate Reduction Events, Other Advance Rate Reduction Event Cure Periods or Supplemental Credit Enhancement Agreements in respect of the Series 2019-VF1 Notes.
The Issuer shall use the proceeds of the initial VFN Draw under the Series 2019-VF1 Notes to redeem in whole, terminate and cause the retirement of the Series 2018-VF1 Notes in accordance with Section 7(h) of the 2018-VF1 Indenture Supplement.
Section 2. Defined Terms.
With respect to the Series 2019-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:
“2018-VF1 Indenture Supplement” means the Series 2018-VF1 Indenture Supplement, dated as of February 9, 2018, and effective as of February 12, 2018, by and among the Issuer, Wells Fargo, as the Indenture Trustee, as calculation agent, as paying agent, and as securities intermediary, Ditech, as Administrator and as Servicer under the Designated Servicing Agreements and Credit Suisse, as the initial administrative agent.

“Administrative Agent” means, for so long as the Series 2019-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, each of Barclays or any Affiliate or successor of the foregoing; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, Barclays and such other parties as set forth in any other Indenture Supplement, or any respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.
“Advance Rates” means, on any date of determination with respect to each Receivable related to each Class of the Series 2019-VF1 Notes, the lesser of:

(a)	the percentage amount based on the Advance Type of such Receivable, as set forth below, subject to amendment by mutual agreement of the Administrative Agent and the Administrator:

(i)	with respect to all Delinquency Advances, 95.0%;

(ii)	with respect to all Conditional Pool Protective Advances, 95.0%; and

(iii)	with respect to all Non-Crossed Protective Advances, 95.0%; and

(b)	the Maximum Weighted Average Advance Rate.
Notwithstanding the foregoing, the Advance Rate for any Receivable related to the Notes shall be zero if such Receivable is not a Facility Eligible Receivable.
If additional Series of Notes are issued in the future, they will have separate Advance Rates and Collateral Values, and the Collateral Test will be calculated including the Invested Amounts for such additional Notes.
“Agency Indenture” means, that certain Indenture, dated as of February 9, 2018, and effective as of February 12, 2018, by and among Ditech Agency Advance Trust, as issuer, Wells Fargo, as trustee, as calculation agent, as paying agent and as securities intermediary, Ditech, as administrator and as servicer, and Barclays as successor in-role to Credit Suisse, as administrative agent, as supplemented by that certain Series 2019-VF1 Indenture Supplement thereto, dated as of the Effective Date, as the same may be further amended, supplemented, restated or otherwise modified from time to time.
“Barclays” means Barclays Bank PLC.
“Barclays Note” means the Series 2019-1 VFN Note issued to Barclays hereunder.

“Barclays Purchaser Group” has the meaning set forth in the Note Purchase Agreement.
“Base Indenture” has the meaning assigned to such term in the Preamble.
“Coefficient” means, for each Class of the Series 2019-VF1 Notes, 0.08%.
“Constant” means, for the Series 2019-VF1 Notes, 1.00%.
“Corporate Trust Office” means with respect to the Series 2019-VF1 Notes, the principal corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Effective Date are located at (i) for Note transfer purposes, Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479, Attention: Client Manager, Ditech PLS Advance Trust II, Series 2019-VF1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, Ditech PLS Advance Trust II, Series 2019-VF1, as well as CTSAdvanceTrustFacility@wellsfargo.com.
“Cost of Funds Rate” means LIBOR.
“Cost of Funds Rate Determination Date” means for each Interest Accrual Period, the second (2nd) Business Day prior to the commencement of such Interest Accrual Period.
“CP Conduit” has the meaning set forth in the Note Purchase Agreement.
“Cross Default” means the occurrence of any “Event of Default” (as defined in the Omnibus Agreement).
“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2019-VF1 Notes, 4.00% per annum.
“Default Supplemental Fee” means for each Class of the Series 2019-VF1 Notes and each Payment Date during the Full Amortization Period), a fee equal to the product of:

(i)	the Default Supplemental Fee Rate multiplied by

(ii)
a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the date of the commencement of the Full Amortization Period) and the denominator of which equals 360, multiplied by

(iii)	the average daily Note Balance since the prior Payment Date of such Class of the Series 2019-VF1 Notes.

“Default Supplemental Fee Rate” means, with respect to each Class of the Series 2019-VF1 Notes, 2.00% per annum.
“Delinquent” means, with respect to a Securitization Trust Asset, that any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid. A Securitization Trust Asset is “30 days Delinquent” if any Monthly Payment due thereon has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was required to be paid or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was required to be paid on the 31st day of such month), then on the last day of such immediately succeeding month.
“DIP Facilities” means, collectively, the Ditech Repurchase Agreement, the RMS Repurchase Agreement, the Base Indenture as supplemented by this Indenture Supplement, and the Agency Indenture.
“Ditech Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of the Effective Date, among the Administrative Agent, Buyers (as defined therein) and Ditech, as a seller, as amended, restated, supplemented or otherwise modified from time to time.
“Effective Date” has the meaning assigned to such term in the introductory paragraph.
“Expected Repayment Date” means the earliest of (a) the Plan Effective Date (as defined in the Omnibus Agreement), (b) 180 calendar days from the Petition Date, and (c) the date of the occurrence of an Event of Default.
“Expense Rate” means, as of any date of determination, with respect to the Series 2019-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the Series Allocation Percentage for such Series multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Noteholders of the Series 2019-VF1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2019-VF1 Notes at the close of business on such date.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
“Hague Convention” has the meaning set forth in Section 12(g) of this Indenture Supplement.
“Increased Costs” has the meaning assigned to such term in Section 9 of this Indenture Supplement.
“Increased Costs Limit” means for each Noteholder of a Series 2019-VF1 Variable Funding Note, such Noteholder’s pro rata percentage (based on the Note Balance of such Noteholder’s Series 2019-VF1 Variable Funding Notes) of 0.10% of the average aggregate Note Balance for all Classes of the Series 2019-VF1 Variable Funding Notes Outstanding for any twelve-month period.
“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, or, in the case of the Series 2019-VF1 Notes, an amount determined by the Administrative Agent, the Issuer and the Administrator on the Issuance Date. For the avoidance of doubt, the requirement for minimum denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2019-VF1 Variable Funding Notes.
“Initial Payment Date” means March 15, 2019.
“Initial VFN Noteholder” means Barclays, as purchaser of the Series 2019-VF1 Notes under the Note Purchase Agreement, and its successors and assigns.
“Interest Accrual Period” means, for the Series 2019-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2019-VF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.
“Interest Day Count Convention” means, with respect the Series 2019-VF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360 (or, if the Note Interest Rate is determined by reference to LIBOR, 365 (or, in the case of any leap year, 366)).
“Interim Payment Date” means, subject to the notice provisions of Section 4.3 of the Base Indenture, with respect to the Series 2019-VF1 Notes, up to four (4) dates each calendar month; provided that the Issuer provides the Noteholders of the Series 2019-VF1 Notes and the Indenture Trustee at least two (2) Business Days prior notice, or if any such date is not a Business Day, the next succeeding Business Day to the extent any such day occurs during the Revolving Period, and any other date otherwise agreed to between the Issuer and the Noteholders of the Series 2019-VF1

Notes. For the avoidance of doubt, no Interim Payment Date shall occur during the Full Amortization Period.
“Issuance Date” means the Effective Date.
“LIBOR” means for each day, the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits the average offered rate for deposits in United States dollars having a maturity of three months for delivery of such deposits that appear on the Reuters Screen, LIBOR03 Page, or any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or such interpolated rate as determined by the Administrative Agent. If LIBOR is not published, then the Administrative Agent shall determine the rate by an alternate method as reasonably selected by the Administrative Agent.
“Lien” means any mortgage, deed of trust, lien, claim, pledge, charge, security interest or similar encumbrance.
“Margin” means, for each Class of the Series 2019-VF1 Notes, the applicable per annum rate set forth below:

(i)	Class A-VF1 Notes, 2.25% per annum;

(ii)	Class B-VF1 Notes, 2.25% per annum;

(iii)	Class C-VF1 Notes, 2.25% per annum; and

(iv)	Class D-VF1 Notes, 2.25% per annum.
“Master Administration Agreement” means that certain Master Administration Agreement, dated as of the Effective Date, among Barclays, Barclays Capital, Inc., Nomura Securities International, Inc., Nomura Corporate Funding Americas, LLC, Ditech, RMS REO BRC II, LLC and Reverse Mortgage Solutions, Inc., as the same may be as amended, supplemented, restated or otherwise modified from time to time.
“Maximum Committed Purchase Price” means Ninety Million Dollars ($90,000,000), as reduced pursuant to Section 18(i) of this Indenture Supplement
“Maximum VFN Principal Balance” means, at any time, (a) with respect to the Series 2019-VF1 Notes in the aggregate, the lesser of (i) the Maximum Committed Purchase Price and (ii) the amount that results from a permanent reduction pursuant to Section 4.3(b)(ii) of the Base Indenture and (b) with respect to each Class of the Series 2019-VF1 Notes, the least of (i) the amounts calculated pursuant to clause (a) and (ii):

(A)	with respect to the Class A-VF1 Notes, $52,105,264;

(B)	with respect to the Class B-VF1 Notes, $9,473,684;

(C)	with respect to the Class C-VF1 Notes, $9,473,684; and

(D)	with respect to the Class D-VF1 Notes, $18,947,368.
“Maximum Weighted Average Advance Rate” means (i) if the Monthly Reimbursement Rate is less than 14%, 90% or (ii) if the Monthly Reimbursement Rate is greater than or equal to 14%, 95%.
“Monthly Payment” means, with respect to any Securitization Trust Asset, the monthly scheduled principal and interest payments required to be paid by the Mortgagor on any due date with respect to such Securitization Trust Asset.
“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such calendar month by (ii) the sum, on an aggregate basis, for each Securitization Trust, of the highest Receivable Balance of the related Receivables during such calendar month relating to Advances funded by the Servicer in respect of such Securitization Trust.
“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.
“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of the Series 2019-VF1 Notes, the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin.
“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date (as may be amended, restated or supplemented from time to time), by and among the Issuer, the Depositor and Barclays, as the Administrative Agent and as Initial VFN Noteholder, which relates to the purchase of the Series 2019-VF1 Notes specified therein.
“Note Rating Agency” None. There are no Note Rating Agencies rating any Outstanding Class of Notes.

“Omnibus Agreement” means that certain Master Refinancing Agreement, dated as of the Effective Date, among (i) Barclays, as Administrative Agent for the Buyers and other Secured Parties (as defined therein), (ii) Barclays and Nomura Corporate Funding Americas, LLC, each as a Buyer (as defined therein), (iii) Barclays Capital Inc. and Nomura Securities International, Inc., each as an MSFTA Counterparty (as defined therein), (iv) Ditech Financial LLC and Reverse Mortgage Solutions, Inc., each as a Seller (as defined therein), (v) RMS REO BRC II, LLC, as REO Subsidiary (as defined therein) and (vi) Ditech Holding Corporation, as Guarantor (as defined therein), as it may be amended, restated, supplemented or otherwise modified from time to time.
“Petition Date” has the meaning set forth in the Omnibus Agreement.
“Redemption Percentage” means, for the Series 2019-VF1 Notes, 10%.
“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Exchange Act.
“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Noteholder (or, for purposes of Section 9(a)(3), by any lending office of such Noteholder or by such Noteholder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.
“Requirement of Law” has the meaning set forth in Section 9(a) of this Indenture Supplement.
“RMS Repurchase Agreement” means that certain Amended and Restated Master Repurchase Agreement, dated as of the Effective Date, among Barclays and Nomura Corporate Funding Americas, LLC, each as a purchaser, Reverse Mortgage Solutions, Inc., as seller, and RMS REO BRC II, LLC, as the REO subsidiary, as amended, restated, supplemented or otherwise modified from time to time.
“Seller’s Interest” means, at any time, a “seller’s interest” as defined in, and calculated in accordance with, Regulation RR.
“Seller’s Interest Measurement Date” means each Payment Date (commencing with the Payment Date in March 2019), in any case, after giving effect to all payments and fundings described in the reports delivered in respect of the related Cost of Funds Rate Determination Date. The Seller’s Interest Measurement Date shall be deemed to be the monthly seller’s interest measurement date for purposes of Section 5(c)(4)(i) of Regulation RR.

“Series 2019-VF1 Note Balance” means the aggregate Note Balance of the Series 2019-VF1 Notes.
“Series Required Noteholders” means, for so long as the Series 2019-VF1 Variable Funding Notes are Outstanding, the Initial VFN Noteholder, and thereafter clause (a) of the definition of the “Series Required Noteholders” in the Base Indenture shall apply.
“Series Reserve Required Amount” means, as of any Payment Date, an amount equal to on any Payment Date or any Interim Payment Date four (4) months’ interest calculated at the applicable Note Interest Rate on the Note Balance of each Class of the Series 2019-VF1 Notes as of such Payment Date or Interim Payment Date, as the case may be.
“Stated Maturity Date” means, for each Class of the Series 2019-VF1 Variable Funding Notes, thirty (30) years (or the next Business Day if such date is not a Business Day) following the end of the related Revolving Period.
“Stressed Interest Rate” means, for any Class of the Series 2019-VF1 Notes as of any date, the sum of (i) the sum of (x) the per annum index on the basis of which the interest rate of such Class is determined for the current Interest Accrual Period, and (y) the Constant of such Class and (z) the product of (I) the Coefficient of such Class and (II) Stressed Time, plus (ii) the Margin.
“Stressed Time” means, as of any date of determination for any Class of the Series 2019-VF1 Notes, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the related Stressed Time Percentage for such Class multiplied by the Monthly Reimbursement Rate on such date.
“Stressed Time Percentage” means 82.54%.
“Target Amortization Amounts” means, for each Class of the Series 2019-VF1 Notes, (i) if the Series 2019-VF1 Notes is the only Series of Notes Outstanding when a Target Amortization Event occurs for the Series 2019-VF1 Notes, 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period, payable on the first Payment Date following the occurrence of such Target Amortization Event, and (ii) if other Series of Notes are Outstanding when a Target Amortization Event occurs with respect to the Series 2019-VF1 Notes, an amount equal to 1/3 of the Outstanding VFN Principal Balance of such Class at the close of business on the last day of its Revolving Period, payable on each of the first three Payment Dates following the occurrence of such Target Amortization Event; provided, however, if any other Series of Notes is issued with Target Amortization Amounts that are payable in fewer than three (3) months, the Target Amortization Amounts for the Series 2019-VF1 Notes shall be payable over such shorter period provided for such other Series of Notes; provided, however, regardless of whether another Target Amortization Event has previously occurred, if the Target Amortization Event described in clause

(A) of the definition thereof occurs, the Target Amortization Amount shall equal the remaining Note Balance outstanding upon the occurrence of the Expected Repayment Date and is payable in full on such Expected Repayment Date, regardless of whether such Expected Repayment Date is a Payment Date or not.
“Target Amortization Event” for each Class of the Series 2019-VF1 Notes, means the earlier of (A) the related Expected Repayment Date for such Class (the Target Amortization Period with respect to which, notwithstanding the provisions of Section 4.12 of the Base Indenture to the contrary, shall commence automatically on the date specified in the definition of “Expected Repayment Date” in this Indenture Supplement) or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2019-VF1 Notes:

(i)
on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii)
the occurrence of one or more Servicer Termination Events (but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests), since the Effective Date, with respect to Securitization Trusts representing 15% or more (by Securitization Trust Asset balance as of the date of termination) of all Securitization Trusts (including those that have been the subject of a previous Servicer Termination Event) as of any date of determination;

(iii)	the Monthly Reimbursement Rate is less than 8.00%;

(iv)
following a Payment Date on which a draw is made on the Series 2019-VF1 Reserve Account, the amount on deposit in the Series 2019-VF1 Reserve Account is not increased back to the related Series Reserve Required Amount on or prior to the next Payment Date;

(v)
any failure by the Administrator to deliver any Determination Date Administrator Report pursuant to Section 3.2 of the Base Indenture which continues unremedied for a period of five (5) Business Days after a Responsible Officer of the Administrator shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(vi)
the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator shall breach, or default in, (other than any breach or default that (i) customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code by residential mortgage servicers or other companies operating under similar lines of business as the Debtors or (ii) occurs as a result of the commencement of the Cases (as defined in the Omnibus Agreement) or any Specified Act of Insolvency (as defined in the Omnibus Agreement) with respect to Ditech Holding Corporation or Ditech) in any material respect the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document (subject to any cure period provided therein) and such default (x) would have an Adverse Effect on any Noteholder of any Series 2019-VF1 Notes and (y), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Section 4(b) of the Receivables Sale Agreement or any payment default described in Section 8.1(a) of the Base Indenture, continues for a period of two (2) Business Days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator; provided, that a breach of Section 6(a) of the Receivables Sale Agreement, or Section 7(a) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event;

(vii)
any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document (other than under Section 4(b) of the Receivables Sale Agreement) proves to have been breached (other than any breach or default that (i) customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code by residential mortgage servicers or other companies operating under similar lines of business as the Debtors or (ii) occurs as a result of the commencement of the Cases (as defined in the Omnibus Agreement) or any Specified Act of Insolvency (as defined in the Omnibus Agreement) with respect to Ditech Holding Corporation or Ditech) in any material respect as of the time when the same shall have been made or deemed made and such default (x) would have an Adverse Effect on any Noteholder of any Series 2019-VF1 Notes, and (y), if capable of remedy by payment of an Indemnity Payment or otherwise, continues uncured and unremedied for a period of five (5) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable;

(viii)
any person shall be appointed as Independent Manager of the Depositor without prior notice having been given to and without the written acknowledgement by the Administrative Agent that such person conforms, to the satisfaction of the Administrative Agent in its reasonable discretion, to the criteria set forth in the Base Indenture in the definition of “Independent Manager”;

(ix)	the occurrence of a Cross Default; or

(x)	any Series or Class of Variable Funding Notes other than the Series 2019-VF1 Notes enters into a Target Amortization Period.
“Transaction Documents” means, collectively, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the Note Purchase Agreement and the Omnibus Agreement, each as amended, supplemented, restated or otherwise modified from time to time.
“Trigger Advance Rate” means, for any Class of the Series 2019-VF1 Notes, as of any date, the rate equal to the greater of (x) zero and (y) (1) 100% minus (2) the product of (a) one twelfth of the Stressed Interest Rate for such Class, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.
“Trust Agreement” means the Amended and Restated Trust Agreement made and entered into as of February 9, 2018, and effective as of February 12, 2018, by and among Ditech PLS Advance Depositor LLC, as depositor and Wilmington Trust, National Association, as owner trustee, Ditech, as administrator, as amended, restated, supplemented or otherwise modified from time to time.

“Undrawn Fee Rate” means, with respect to each Class of the Series 2019-VF1 Notes and for each Interest Accrual Period, 0.75% per annum.
“Verification Agent Letter Agreement” means, the Verification Agent Letter Agreement, dated as of the Effective Date, by and among Ditech, the Administrative Agent and Wells Fargo, in its capacity as verification agent.
“Wells Fargo” has the meaning assigned to such term in the Preamble.
Section 3. Forms of Series 2019-VF1 Notes.
The form of the Rule 144A Definitive Note that may be used to evidence the Series 2019-VF1 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.
In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2019-VF1 Notes, any Noteholder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor in accordance with the Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible for monitoring, and shall not have any liability for, any such transfers of beneficial interests of participation interests.
For the avoidance of doubt, no Class of the Series 2019-VF1 Notes shall be Specified Notes as defined under the Base Indenture, and the Series 2019-VF1 Notes do not include “Retained Notes.”
Section 4. Collateral Value Exclusions.
For purposes of calculating “Collateral Value” in respect of the Series 2019-VF1 Notes, the Collateral Value shall be zero for any Receivable that:

(i)	is not a Facility Eligible Receivable;

(ii)
if the Receivable relates to a Non-Crossed Protective Advance, the related Receivable Balance causes the aggregate Receivable Balance of all Facility Eligible Receivables relating to Non-Crossed Protective Advances on such date to exceed the lesser of (A) $15,000,000 and (B) an amount equal to the product of 20.0% and the aggregate Receivable Balance of all Facility Eligible Receivables on such date;

(iii)	if the Receivable causes the aggregate Receivable Balance of all other Facility Eligible Receivables outstanding under the related Designated Servicing

Agreement to exceed ten percent (10.0%) of the aggregate Receivable Balance of all Facility Eligible Receivables on such date;

(iv)
if the Receivable relates to a Non-Crossed Protective Advance that is related to a property with estimated recovery value less than $2,500.00 and greater than ninety (90) days Delinquent, the related Receivable Balance causes the aggregate Receivable Balance of all Facility Eligible Receivables relating to Non-Crossed Protective Advances related to properties with estimated recovery value less than $2,500.00 and greater than ninety (90) days Delinquent on such date exceeds an amount equal to the product of 4.0% and the aggregate Receivable Balance of all Facility Eligible Receivables on such date;

(v)
if the Receivable relates to a Securitization Trust as to which the aggregate outstanding principal balance of the related Securitization Trust Assets is less than $5,000,000, the related Receivable Balance causes the aggregate Receivable Balance of all Facility Eligible Receivables related to a Securitization Trust as to which the aggregate outstanding principal balance of the related Securitization Trust Assets is less than $5,000,000 on such date to exceed an amount equal to the product of two percent (2.0%) and the aggregate Receivable Balance of all Facility Eligible Receivables on such date; and

(vi)
if the Receivable relates to a Securitization Trust Asset that is secured by a second priority Lien, the related Receivable Balance causes the aggregate Receivable Balance of all Facility Eligible Receivables related to Securitization Trust Assets which are secured by second priority Liens on such date to exceed an amount equal to the product of one percent (1.0%) and the aggregate Receivable Balance of all Facility Eligible Receivables on such date.

Section 5. Administrative Agent.

(a)
Pursuant to Section 6.1(c)(xvii) of the Base Indenture and as contemplated in the definition of “Administrative Agent” set forth in Section 1.1 of the Base Indenture, and notwithstanding any other provision to the contrary, Barclays is hereby designated and irrevocably appointed to act as Administrative Agent hereunder and as successor Administrative Agent under all other Transaction Documents to which the Administrative Agent is party. Barclays as Administrative Agent is hereby authorized to take such actions and to exercise such powers as are delegated to the

Administrative Agent hereunder and under any of the other Transaction Documents, together with such actions and powers as are reasonably incidental thereto.

(b)
Assignment and Assumption of Role. Barclays, by signature to this Indenture Supplement, (x) hereby accepts its appointment as Administrative Agent hereunder and under all other Transaction Documents to which the Administrative Agent is party (including, without limitation, those listed in Exhibit B hereof), and (y) in its capacity as Administrative Agent, hereby agrees to assume and perform all of the rights and obligations of the Administrative Agent thereunder.

(c)
The parties hereto shall execute, or shall cause to be executed, such instruments as may be necessary or desirable to more fully and certainly vest and confirm upon Barclays as Administrative Agent the rights, powers, privileges and duties described in this Section 5.

(d)
Notwithstanding anything to the contrary contained herein, in the Base Indenture or in any other Transaction Document, any provision herein or therein providing for the exercise of discretion by the Administrative Agent, including, but not limited to, approvals, satisfaction, acknowledgments, consents, votes or other rights exercisable by the Administrative Agent shall, subject to Sections 5(b) and 5(c) above, also require the approval, satisfaction, acknowledgment, consent, vote or other exercise of rights of the Initial VFN Noteholder, and the Administrative Agent shall not act unless the Initial VFN Noteholder has affirmatively approved, satisfied, acknowledged, consented, voted or exercised such rights, as applicable.

(e)
With respect to any of the following, the Initial VFN Noteholder shall provide its affirmative or negative approval, satisfaction, acknowledgement, consent, vote or agreement to exercise such rights to the Administrative Agent within three (3) Business Days following notice from the Administrative Agent; provided that failure to provide any response to the Administrative Agent within the foregoing time period shall be deemed to be the Initial VFN Noteholder’s affirmative approval, satisfaction, acknowledgement, consent, affirmative vote or agreement to exercise such rights:

(i)	approval of any Designated Servicing Agreement as set forth in clause (vii) of the definition of “Facility Eligible Securitization Trust” in the Base Indenture;

(ii)	consent required under clause (viii) of the definition of “Facility Eligible Pool” in the Base Indenture;

(iii)	the addition or removal of Designated Servicing Agreements pursuant to Section 2.1(c) of the Base Indenture;

(iv)	consent required in connection with the Depositor’s sale, transfer, pledge or other disposition of the Owner Trust Certificate pursuant to Section 8.1(f) of the Base Indenture;

(v)	consent to amendment of the Issuer’s Organizational Documents pursuant to Section 9.5(a) of the Base Indenture;

(vi)	consent to deviation from Servicing Standards pursuant to Section 10.2(j) of the Base Indenture; and

(vii)	the amendment of this Indenture Supplement to facilitate tranching of the Notes as provided in Section 13(c) hereof.

(f)
In no event shall the Initial VFN Noteholder have any approval, satisfaction, acknowledgement, consent, voting or other right with respect to the Administrative Agent’s calculation of the Note Interest Rate as set forth in Section 8 hereof or the determination or calculation of LIBOR or the Cost of Funds Rate on any date of determination.

Section 6. Series Reserve Account.
In accordance with the terms and provisions of this Section 6 and Section 4.6 of the Base Indenture, the Indenture Trustee has established and shall maintain a Series Reserve Account with respect to the Series 2019-VF1 Notes (the “Series 2019-VF1 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2019-VF1 Noteholders. The Series Reserve Account with respect to the Series 2019-VF1 Notes is listed on Schedule 1 attached hereto.
Section 7. Payments; Note Balance Increases; Early Maturity; Additional Funding Conditions.

(a)
Except as otherwise expressly set forth herein the Paying Agent shall make payments on the Series 2019-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture, subject to clauses (i) – (iv) below:

(i)
Amounts allocated under clauses 4.5(a)(1)(ii), (iii), (viii) and (ix)(E) and (F) of the Base Indenture to Noteholders shall be applied to the respective Classes of Notes (pro rata based on the amounts due and the entitlement of each such Class to such amounts).

(ii)
Amounts allocated under clauses 4.5(a)(2)(ii) and 4.5(a)(2)(iii)(A), (B), (C), (E) and (F) of the Base Indenture to Noteholders during a Full Amortization Event shall be applied as follows: first, to the Class A-VF1 Variable Funding Notes, the amount due for such Class on the related Payment Date, second, to the Class B-VF1 Variable Funding Notes, the amount due for such Class on the related Payment Date, third, to the Class C-VF1 Variable Funding Notes, the amount due for such Class on the related Payment Date, and fourth, to the Class D-VF1 Variable Funding Notes, the amount due for such Class on the related Payment Date.

(iii)
Amounts allocated under clause 4.5(a)(2)(iii)(D) of the Base Indenture to Noteholders during a Full Amortization Event shall be applied as follows: first, to the Class A-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, second, to the Class B-VF1 Variable Funding Notes until their Note Balance has been reduced to zero, third, to the Class C-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero and fourth, to the Class D-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero.

(iv)
The Paying Agent shall make all payments on the Series 2019-VF1 Notes in accordance with the foregoing allocations and the applicable wire instructions set forth on Schedule 1 hereto, or as otherwise directed by a Noteholder.

(b)
Except as expressly set forth herein, the Paying Agent shall make payments of principal on the Series 2019-VF1 Variable Funding Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2019-VF1 Variable Funding Notes). The Note Balance of each Class of the Series 2019-VF1 Variable Funding Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c)	[Reserved].

(d)
The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Barclays Note in the name of “Barclays Bank PLC as agent for the Barclays Purchaser Group.” For the avoidance of doubt, Barclays shall hold the Barclays Note as agent on behalf of and for the benefit of the Barclays Purchaser Group.

(e)	For the avoidance of doubt, the failure to pay any Target Amortization Amount when due, as described in the definition thereof, shall constitute an Event of Default.

(f)
Notwithstanding anything to the contrary in Section 4.3(b)(iii) of the Base Indenture, VFN Draws on any other Series of VFNs (other than the Series 2019-VF1 Variable Funding Notes) shall be made on a pro rata basis with the Series 2019-VF1 Notes. VFN Draws in respect of the Series 2019-VF1 Variable Funding Notes shall be made in accordance with the instructions provided in the related Funding Certification.

(g)
Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of any of the Series 2019-VF1 Variable Funding Notes at any time using proceeds of issuance of new Notes.

(h)	The Series 2019-VF1 Notes shall also be subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.

(i)
It shall be an additional Funding Condition for increases in the VFN Principal Balance of the Series 2019-VF1 Notes that in the case of each and every Funding Date, (i) the Receivables Seller shall have complied in all material respects with the Risk Retention Letter; and (ii) the increase in the VFN Principal Balance does not cause any of the applicable Maximum VFN Principal Balances or the Maximum Committed Purchase Price to be exceeded.

Section 8. Determination of Note Interest Rate.

(a)
At least one (1) Business Day prior to each Cost of Funds Rate Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (in the case of the Cost of Funds Rate as determined by the Administrative Agent in accordance with Section 8(b) below, as applicable) and the Interest Payment Amount for the Series 2019-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)	On each Cost of Funds Rate Determination Date, the Administrative Agent will calculate the Cost of Funds Rate for the succeeding Interest Accrual Period for the Series 2019-VF1 Notes.

(c)
The establishment of the Cost of Funds Rate determined by the Administrative Agent, and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2019-VF1 Variable Funding Notes for the relevant Interest Accrual Period, and the Interest Payment Amount for the Series 2019-VF1 Notes, in the absence of manifest error, will be final and binding.

(d)
If on any Business Day the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (a) adequate and reasonable means do not exist for ascertaining LIBOR; (b) LIBOR will not adequately and fairly reflect the cost to the Initial VFN Noteholder of funding the Series 2019-VF1 Notes; or (c) it has become unlawful for the Administrative Agent to honor its obligation to use LIBOR to calculate the Cost of Funds Rate with respect to Note Balances held by the Initial VFN Noteholder, then the Administrative Agent shall give notice thereof to the Issuer by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Issuer that the circumstances giving rise to such notice no longer exist, the Cost of Funds Rate with respect to Note Balances held by the Initial VFN Noteholder will be determined, subject to the timely approval of the Issuer after receipt of notice of such revised rate, at a rate per annum that the Administrative Agent determines in its reasonable discretion, adequately reflects the cost to the Initial VFN Noteholder of funding the Series 2019-VF1 Notes.

Section 9. Increased Costs.

(a)
If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Noteholder of a Series 2019-VF1 Variable Funding Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Noteholder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made or that becomes effective subsequent to the date hereof:

(1)
shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2019-VF1 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture Supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2)
shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3)
shall have the effect of reducing the rate of return on such Noteholder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Indenture Supplement, in the case of the Series 2019-VF1 Variable Funding Notes, the Note Purchase Agreement, or the Series 2019-VF1 Variable Funding Notes to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Requirements of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Noteholder’s policies and the policies of such Noteholder’s holding company with respect to capital adequacy); or

(4)
shall impose on such Noteholder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, in the case of the Series 2019-VF1 Variable Funding Notes, the Note Purchase Agreement or the Series 2019-VF1 Variable Funding Notes or any participation therein; or

(5)	shall impose on such Noteholder any other material condition;

and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material (collectively or individually, “Increased Costs”), of continuing to hold its Series 2019-VF1 Variable Funding Note, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Noteholder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental or quasi-Governmental Authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Noteholder’s or such controlling Person’s capital as a consequence of its obligations as a Noteholder of a Variable Funding Note to a level below that which such Noteholder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Noteholder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then, in any such case, such Noteholder shall invoice the Administrator for such additional amount or amounts as calculated by such Noteholder in good faith as will compensate such Noteholder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Noteholder on the Payment Date following the next Cost of Funds Rate Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Noteholder in accordance with Section 4.5(a)(1)(ix) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable.

(b)	Increased Costs payable under this Section 9 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Cost of Funds Rate Determination Date.
Section 10. Series Reports.

(a)
Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2019-VF1 Notes:

(i)	the Advance Ratio for each Securitization Trust, and whether the Advance Ratio for such Securitization Trust exceeds 100%;

(ii)	a list of each Target Amortization Event for the Series 2019-VF1 Notes and presenting a yes or no answer beside each indicating whether each such Target

Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(iii)
whether any Receivable, or any portion of the Receivables, attributable to a Securitization Trust, has a Collateral Value of zero by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;

(iv)
a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;

(v)	the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(vi)	whether any Target Amortization Amount that has become due and payable has been paid; and

(vii)	the Trigger Advance Rate for each Class.
In addition to the information provided in the above Calculation Agent Report, to the extent the following information is specifically provided to the Calculation Agent by the Servicer, the Calculation Agent shall promptly, upon written request to the Calculation Agent, provide in the Calculation Agent Report such other financial or non-financial information, documents, records or reports with respect to the Receivables or the condition or operations, financial or otherwise, of the Servicer.

(b)	Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c)
Limitation on Indenture Trustee Duties. The Indenture Trustee, in any of its capacities, shall have no independent duty to verify the occurrence of any of the events described in clause (B) of the definition of “Target Amortization Event.”

Section 11. Conditions Precedent Satisfied.
The Issuer hereby represents and warrants to the Noteholders of the Series 2019-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including, but not limited to, those conditions precedent set forth in Section 6.10(b) and Article XII thereof, as applicable, have been satisfied or waived in accordance with the terms thereof.

Section 12. Representations and Warranties; Covenants.

(a)
Restatement of Representations and Warranties. The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, the Effective Date and each other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture, and all of the representations and warranties set forth in the Note Purchase Agreement.

(b)
In addition, each of the Administrator and the Servicer hereby makes the following representations and warranties for the benefit of the Indenture Trustee, as of the Effective Date and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to the Base Indenture.

(i)
Ditech does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in the Base Indenture, this Indenture Supplement or any other Transaction Document.

(ii)
Other than any default or termination that (x) customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code by residential mortgage servicers or other companies operating under similar lines of business as the Debtors or (y) occurs as a result of the commencement of the Cases or any Specified Act of Insolvency with respect to Ditech Holding Corporation or Ditech, none of Ditech, the Depositor or the Issuer is in default (or, with respect to Ditech, subject to termination as servicer) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should, in each case of this clause (ii), reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(c)
In order to secure its obligations under the Ditech Repurchase Agreement and the RMS Repurchase Agreement, Ditech, as the sole economic member of the Depositor, shall pledge all of its interest in the Depositor, including, without limitation, its membership interest in the Depositor, and all distributions in respect of and proceeds of the foregoing, to Barclays Bank PLC as administrative agent under each of the DIP Facilities (the “DIP Administrative Agent”) for the benefit of the buyers and other secured parties named in the pledge agreement to be executed and delivered to the DIP Administrative Agent on the Issuance Date, together with all ancillary documentation (including, without limitation, opinions, authorizing resolutions and public filings) as may be reasonably required by the DIP Administrative Agent.

(d)	[Reserved].

(e)
The Servicer hereby covenants and agrees that the Servicer and its subsidiaries taken as a whole shall not make any material change in its Core Business Activities unless permitted under the definition of “Core Business Activities” or otherwise consented to by the Administrative Agent in writing, such consent not to be unreasonably withheld. For purposes hereof, “Core Business Activities” means loan origination, loan servicing and collection activities and ancillary services directly related thereto (including, for example, the making of servicer advances and the financing of servicer advances), REO property management, collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing, any other activities conducted as of the Effective Date and business initiatives arising out of and related to any of the foregoing; provided, however, that the Servicer and its subsidiaries shall be specifically permitted to make material changes to its Core Business Activities insofar as these changes relate to originating, acquiring, securitizing, selling and/or servicing loans or other debt obligations, unless such change in Core Business Activities adversely affects the Servicer’s performance of, or ability to perform its obligations under any Transaction Document or Designated Servicing Agreement or adversely affects the interests of the Noteholders.

(f)
Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary represents and warrants that, as of the Effective Date, the Securities Intermediary has a physical office in the United States and is engaged in a business or other regular activity of maintaining securities accounts. The Securities Intermediary agrees that, at such time as this Indenture is amended, it shall notify the parties if it no longer maintains a physical office in the United States and is no longer engaged in a business or other regular activity of maintaining securities accounts. The Securities Intermediary represents and warrants that there are no other “account agreements” (as defined in the Hague Convention) with respect to the Trust Accounts other than the Base Indenture, as supplemented by the related Indenture Supplement (as applicable).

(g)
As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto designate, acknowledge and further agree that: (i) the Securities Intermediary is an “intermediary” (as defined in Article 1(1)(c) of the Hague Convention), (ii) the Base Indenture, as supplemented by the related Indenture Supplement with respect to any series-specific Trust Account, is an “account agreement” (as defined in Article 1(1)(e) of the Hague Convention) and the Base Indenture, as supplemented by the related Indenture Supplement with respect to any series-specific Trust Account, is the only such “account agreement” relating to the Trust Accounts, (iii) the Issuer is the “account holder” (as defined in Article 1(1)(d) of the Hague Convention) with respect to the Trust Accounts and (iv) the only law which is applicable to all of the issues specified in Article 2(1) of the Hague Convention is the law of the State of New York, which shall govern each such issue and each Trust Account.

Section 13. Amendments.

(a)
Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, and the Administrative Agent, upon delivery of an Issuer Tax Opinion if requested by the Administrative Agent and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect on the Noteholders of the Notes at any time in the future (unless such Officer’s Certificate is waived by the Administrative Agent), may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.

(b)
Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)
Notwithstanding any provisions to the contrary herein or in the Base Indenture, a Noteholder shall have the right, exercisable in its sole discretion, to tranche its respective Series 2019-VF1 Notes into Classes following the initial issuance of the Series 2019-VF1 Notes without the consent of any other Noteholder or any other Person so long as such tranching does not affect the existing payment terms or aggregate available Fundings thereunder in respect of the initially-issued Notes or the allocation of payments and fundings among the Noteholders; provided that if such tranching requires this Indenture Supplement to be amended, the Series Required Noteholders, the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby agree to cooperate in good faith to so amend and shall not hinder, delay or condition their execution of any such amendment.

(d)
For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

Section 14. Counterparts.
This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 15. Entire Agreement.
This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 16. Limited Recourse.
Notwithstanding any other terms of this Indenture Supplement, the Series 2019-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2019-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2019-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2019-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts pursuant to this Indenture Supplement payable under the Series 2019-VF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 16 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2019-VF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2019-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.
Notwithstanding any other provision of this Indenture Supplement, the parties hereto agree that no Noteholder that is a CP Conduit shall have any obligation to pay any amounts owing under this Indenture Supplement unless and until it has received cash pursuant to this Indenture Supplement sufficient to pay such amounts. The provisions of this paragraph shall survive the termination of this Indenture Supplement.
Section 17. Owner Trustee Limitation of Liability.
It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.
Section 18. Reduction of Maximum Committed Purchase Price.

Notwithstanding anything herein or in the Base Indenture to the contrary, following the occurrence of an Event of Default, the Maximum Committed Purchase Price shall be reduced to zero ($0).
Section 19. Assignment.
Notwithstanding anything to the contrary herein or in any other Transaction Document, the Transaction Documents are not assignable by the Issuer, Ditech, the Depositor or the Limited Guarantor.
Section 20. Notices.
Any communication provided for or permitted hereunder, pursuant to the Base Indenture, including, without limitation, pursuant to Section 1.6 thereof or provided for pursuant to any of the other Transaction Documents, to the Administrative Agent shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid or overnight courier or if transmitted by facsimile or by email and confirmed in a writing delivered or mailed as aforesaid, to Steven Glynn, 745 Seventh Avenue, New York, NY 10019; or such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing. The parties hereto agree that, with respect to any communication delivered under any Transaction Document to the Receivables Seller, the Administrator, the Depositor, the Issuer, any Administrative Agent (as defined under clause (ii) of the definition in Section 2 of this Indenture Supplement) or any Noteholder of a Series 2019-VF1 Note, a copy of such communication shall be delivered to the Administrative Agent as well.
Section 21. Conditions Precedent to Effectiveness of this Indenture Supplement.
This Indenture Supplement shall become effective upon the latest to occur of the following:

(i)	the execution and delivery of this Indenture Supplement by all parties hereto;

(ii)
each of the conditions precedent set forth in Article 2 of the Omnibus Agreement shall have been satisfied or waived in accordance with the terms thereof, which may be evidenced through email or written notice delivered to the Indenture Trustee; and

(iii)	the delivery of an Issuer Tax Opinion.
Section 22. U.S. Credit Risk Retention.

(a)	Ditech hereby represents, warrants and covenants to Barclays and each of the Noteholders of the Series 2019-VF1 Notes, that, as of the date hereof and as of each

Seller’s Interest Measurement Date, for so long as the Series 2019-VF1 Notes are outstanding Ditech will comply (either directly, or indirectly through a “wholly owned affiliate” (as defined in Regulation RR)), and is the appropriate entity to comply, with all legal requirements imposed on the “sponsor” of a “securitization transaction” in accordance with Regulation RR.

(b)
Each of the Administrator and the Issuer further covenants and agrees that the Owner Trustee and Wells Fargo Bank, N.A., both individually and in its capacity as Indenture Trustee and in its capacity as Securities Intermediary, shall have no liability with respect to any determination as to the applicability or inapplicability of Regulation RR or the scope of the duties and obligations of the Administrator or the Issuer thereunder. For the avoidance of doubt, Wells Fargo Bank, N.A. shall be entitled to its other rights and protections (including any rights to indemnification) set forth herein with respect thereto.

Section 23. No Petition.
Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Indenture, each Derivative Counterparty, each Supplemental Credit Enhancement Provider or Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not institute against any Administrative Agent or Noteholder that is a CP Conduit or join in any institution against any Administrative Agent or Noteholder that is a CP Conduit of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Counterparty, any Supplemental Credit Enhancement Agreement and any Liquidity Facility, in either case, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full. The provisions of this paragraph shall survive the termination of this Indenture Supplement.
Section 24. Choice of Law.
THIS INDENTURE SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE SUPPLEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401

AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
THE LAWS OF THE STATE OF NEW YORK ARE APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION, THIS SECTION 24 OF THIS INDENTURE SUPPLEMENT AND SECTION 1.13 OF THE BASE INDENTURE MAY NOT BE AMENDED OR OTHERWISE MODIFIED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT AND THE INDENTURE TRUSTEE.
TO THE EXTENT THAT ANY TRUST ACCOUNT, OR ANY AGREEMENTS BETWEEN THE SECURITIES INTERMEDIARY AND WELLS FARGO BANK, N.A., AS INDENTURE TRUSTEE FOR DITECH PLS ADVANCE TRUST II ADVANCE RECEIVABLES BACKED NOTES WITH RESPECT TO ANY TRUST ACCOUNT ARE AT ANY TIME GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK, THE PARTIES HERETO DO NOT CONSENT TO THE NEW GOVERNING LAW FOR THE PURPOSES OF ARTICLE 7 OF THE HAGUE CONVENTION.
Section 25. Amendments to Base Indenture with Respect to Series 2019-VF1 Notes.
The following amendments shall be deemed to be made to the Base Indenture for purposes of the Series 2019-VF1 Notes:

(i)
Notwithstanding any other provision in any Transaction Document to the contrary, effective as of and from the date hereof, all references to “Administrative Agent” or “Credit Suisse First Boston Mortgage Capital LLC” in the Base Indenture or any other Transaction Document shall be deemed to be references to “Barclays Bank PLC” as successor Administrative Agent. For the avoidance of doubt, Section 1 of the Base Indenture is hereby amended by deleting the definition of “Administrative Agent” in its entirety and replacing it with the following:

“Administrative Agent: Barclays Bank PLC or an Affiliate thereof or any successor thereto in respect of the Series of Notes for which it is designated as an Administrative Agent therefor in the related Indenture Supplement and, in respect of any Series, the Person(s) specified in the related Indenture Supplement. Unless the context indicates otherwise in any Indenture Supplement for such Indenture Supplement, each reference to the “Administrative Agent” herein or in any other Transaction Document shall be deemed to constitute a collective reference to each Person that is an

Administrative Agent. If (x) any Person that is an Administrative Agent resigns as an Administrative Agent in respect of all Series for which it was designated as the Administrative Agent or (y) all of the Notes in respect of each Series for which any Person was designated as the Administrative Agent are repaid or redeemed in full, such Person shall cease to be an “Administrative Agent” for purposes hereof and of each other Transaction Document.”

(ii)	Section 8.1 is hereby deemed to be amended by deleting clause (d) in its entirety and replacing it with the following:
“(d)    the occurrence of an Insolvency Event as to the Issuer or the Depositor;”

(iii)	Section 8.1 is hereby deemed to be amended by deleting clause (f) in its entirety and replacing it with the following:
“(f)    the Depositor, as holder of the Owner Trust Certificate or otherwise, sells, transfers, pledges or otherwise disposes of: (i) the Owner Trust Certificate or (ii) any rights to receive (or direct) payments or other amounts payable thereunder or otherwise payable to the Depositor (except by way of permitted distributions to its member), in each case whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against the Receivables Seller, the Servicer or the Depositor, except with the consent of the Administrative Agent;”

(iv)	The second paragraph under the heading “Transaction Parties” in Schedule 2 of the Base Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
If to Barclays Bank PLC, as Administrative Agent
Name of Bank:         Barclays Bank PLC
ABA Number of Bank:    026-002-574
Name of Account:        Barclays Bank CLAD
Account Number:        050-019-104

(v)	Exhibit F-3 of the Base Indenture is hereby deemed to be amended by deleting it in its entirety and replacing it with Exhibit A hereto.
In the case of any conflict or inconsistency between the provisions set forth in Section 8.2 of the Base Indenture and the provisions of the Omnibus Agreement, the provisions of the Omnibus

Agreement shall govern with respect to the parties thereto to the extent of such conflict or inconsistency.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

DITECH PLS ADVANCE TRUST II, as Issuer By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Dorri Costello Name: Dorri Costello Title: Vice President

Ditech PLS Advance Trust II, Series 2019-VFI Notes – Signature Page to Indenture Supplement

WELLS FARGO BANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By: /s/ Mark DeFabio Name: Mark DeFabio Title: Vice President

[Ditech PLS Advance Trust II, Series 2019-VFI Notes – Signature Page to Indenture Supplement]

DITECH FINANCIAL LLC, as Administrator and as Servicer
By: /s/ Joanna Colaneri Name: Joanna Colaneri Title: Senior Vice President and Treasurer

Ditech PLS Advance Trust II, Series 2019-VFI Notes – Signature Page to Indenture Supplement

BARCLAYS BANK PLC, as Administrative Agent
By: /s/ Joseph O’ Doherty Name: Joseph O’ Doherty Title: Managing Director

SCHEDULE 1
WIRE INSTRUCTIONS

If to the Series 2019-VF1 Reserve Account:
Name of Bank:        Wells Fargo Bank, N.A.
ABA Number of Bank:    121000248
Name of Account:        Corporate Trust Clearing
Account Number at Bank:    397 077 1416
For Further Credit To:     49308908

If to the Barclays Purchaser Group:
Name of Bank:        Barclays Bank PLC
ABA Number of Bank:    026-002-574
Name of Account:        Sheffield 4(2) Funding Account
Account Number at Bank:    050-791-516

If to the Sinking Fund Account:
Name of Bank:        Wells Fargo Bank, N.A.
ABA Number of Bank:    121000248
Name of Account:        Corporate Trust Clearing
Account Number at Bank:    397 077 1416
For Further Credit To:        49308906

Ditech PLS Advance Trust II, Series 2019-VFI Notes – Signature Page to Indenture Supplement

Exhibit A

Authorized Representatives of the Administrative Agent

Name	Title	Signature

Joseph O'Doherty	Managing Director	/s/ Joseph O'Doherty

Courtney Henry	Director	/s/ Courtney Henry

John McCarthy	Director	/s/ John McCarthy

David Hufnagel	Director	/s/ David Hufnagel

Chin-Yong Choe	Director	/s/ Chin-Yong Choe

Exhibit A – Series 2019-VF1 Indenture Supplement

Exhibit B

Assumed Transaction Documents

1.    Trust Agreement
2.    Verification Agent Letter Agreement

Exhibit B
i2014719-NYCSR07A - MSW